Exhibit 10.02

AMENDMENT TO RENEWAL PROMISSORY NOTE

RECITALS

WHEREAS, the undersigned four corporate entities (each, a "Maker;” or collectively, “Makers”) each executed a certain Renewal Promissory Note (the “Note”) dated May 21, 2007, in the original stated amount of $5,579,847.00, in favor of Teton, Ltd., a Texas limited partnership (“Payee”);

WHEREAS, the Note called for an interest payment to be made on May 21, 2008;

WHEREAS, Makers and Payee desire to amend the Note to eliminate the May 21, 2008, interest payment;

NOW, THEREFORE, in consideration of the premises and the mutual promises contained in this Amendment, Makers and Payee hereby agree as follows:

AGREEMENT

1.           Amendment to Note.  The Note is hereby amended to eliminate the requirement for an interest payment to be made on May 21, 2008.  As a result of this amendment, all accrued interest from the date of the Note shall be payable on May 21, 2009; and no payment on the Note shall be required to be made on May 21, 2008.  The final maturity date of the Note is unchanged and remains May 21, 2010.

2.           This Amendment is not an agreement to any further or other amendment of the Note.

3.           Makers expressly acknowledge and agree that except as expressly amended in this Amendment, the Note remains in full force and effect and is ratified and confirmed.  This Amendment shall neither extinguish nor constitute a novation of the Note or indebtedness evidenced thereby.

4.           The parties covenant and agree as follows:

(1)       The rights and obligations of the parties shall be determined solely from the written “Loan Agreement” (as such term is defined in Section 26.02(a)(2) of the Texas Business and Commerce Code) executed and delivered in connection with the Loan, and any oral agreements between or among the parties are superseded by and merged into the Loan Agreement.

(2)       The Loan Agreement has not been and may not be varied by any oral agreements or discussions that have or may occur before, contemporaneously with, or subsequent thereto.

(3)       THE WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

Executed to be effective as of May 21, 2008.

Makers:		Payee:

Pegasi Energy Resources Corporation, a Texas corporation		Teton, Ltd., a Texas limited partnership By: Notet Corp., a Texas corporation, its general partner

By:	/s/	By:	/s/
	Michael H. Neufeld, President		Michael H. Neufeld, President

Pegasi Operating Inc., a Texas corporation

By:	/s/
Michael H. Neufeld, President

TR Rodessa, Inc., a Texas corporation

By:	/s/
Michael H. Neufeld, President

59 Disposal, Inc., a Texas corporation

By:	/s/
Michael H. Neufeld, President

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